SUBSCRIPTION FOR SHARES

TO:      BLUE TAP RESOURCES INC. (the "Corporation")

             The undersigned hereby subscribes for Five Hundred and Ten Thousand (510,000) common shares of the Corporation for aggregate consideration of $450,000. Such shares are to be issued pursuant to the terms of the convertible debenture of the Corporation in the principal amount of $300,000 assigned to the undersigned, which convertible debenture is attached hereto as Schedule "A".

             The undersigned hereby requests and directs that such shares be issued to and in the name of the undersigned's at the address shown below.

             DATED the 18th day of October, 2013.

ALTA DISPOSAL LTD.

Per: Ross Drysdale for Alexander Walsh
Alex Walsh

Registration Address:

c/o Suite 730, 1015 - 4th Street SW
Calgary, AB T2R 1J4

SCHEDULE "A"

Please see attached.